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EXHIBIT 10.19

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), made as of this 1st day of December, 2001, by and between Cronos Containers Inc., a California corporation (the "Employer"), and John M. Foy (the "Employee"),

W I T N E S S E T H:
- - - - - - - - - -

WHEREAS, Employer and Employee entered into an Employment Agreement, dated as of April 1, 1999, as amended on December 1, 1999 and on December 1, 2000 (hereinafter, the "Employment Agreement"); and

WHEREAS, pursuant to paragraph "First" of the Employment Agreement, Employer agreed to employ Employee, and Employee agreed to serve in the employ of the Employer, on an exclusive and full-time basis, as the Senior Vice President of Employer, through November 30, 2002, subject to earlier termination pursuant to the provisions of the Employment Agreement; and

WHEREAS, Employer and Employee desire to extend the term of the Employment Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:

                  1. Extension of Term of Employment Agreement. Employer agrees to employ the Employee, and the Employee agrees to serve in the employ of the Employer, on an exclusive and full-time basis, in the position identified for Employee in the Employment Agreement, subject to the supervision and direction of that person or persons set forth in the Employment Agreement, through November 30, 2003, unless such period is sooner terminated pursuant to the provisions of paragraphs "FIFTH," "SIXTH," or "SIXTEENTH" of the Employment Agreement.

                  2. Severance Policy. Reference is made to the Employer's severance policy, set forth on Exhibit A hereto (the "Severance Policy"). In the event of the termination of Employee under the Employment Agreement without cause, with "cause" defined as set forth of paragraph 1 of the Severance Policy or as set forth in the Employment Agreement, whichever applies, then and in such event, Employee shall be paid an amount equal to the greater of Employee's annual salary under the Employment Agreement for the balance of the term of the Employment Agreement or that amount called for by the Severance Policy.



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                  3. Continuance in Force of Employment Agreement. Other than as specifically amended hereby, the terms and provisions of the Employment
Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer and the Employee have signed this Amendment, effective as of the date and year first above written.

                                    "EMPLOYER"

                                    By      /s/ DENNIS J TIETZ

                                            Dennis J Tietz

                                    Its     Director


                                    "EMPLOYEE"

                                                /s/ JOHN M FOY

                                                John M Foy

                                                909 Marina Village Parkway #178
                                                Alameda, CA 94501



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                           COMPANY'S SEVERANCE POLICY

                  15. Any employee terminated by the Company without "cause" shall be paid severance in an amount equal to the product obtained by multiplying the employee's monthly salary at the time of termination by the number of years that the employee has worked for the Company, with a maximum severance payment of one year's salary;

                  16. No severance shall be paid to an employee terminated for "cause," with cause defined, in the absence of any specific definition in any employment or severance agreement between the employee and the Company, to mean the non-performance of, or willful misconduct in the performance of, the employee's duties to the Company, or to willful misconduct of the employee amounting to moral turpitude so as to affect his or her ability to adequately perform services on behalf of the Company;

                  17. For purposes of the Company's severance policy, the term "Company" shall refer to the Cronos Group or to the subsidiary of the Cronos Group that is the employer of the employee for tax purposes;

                  18. The Company's severance policy shall be subject to any provision of local law of the country of the employee's principal place of business that may call for a higher severance payment in the event of a termination of the employee without cause;

                  19. The Company's severance policy shall be subject to any provision of any employment or severance agreement between the Company and the employee that calls for a severance payment different than that specified in the Company's severance policy;

                  20. No severance shall be payable by the Company to any employee who voluntarily resigns his or her employment with the Company; and

                  21. Any severance payment called for under the Company's severance policy shall be paid to the terminated employee in one lump sum, within 30 days of his or her termination of employment.



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